Exhibit 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND BETWEEN


                         PROMISTAR FINANCIAL CORPORATION


                                       AND


                                 FNH CORPORATION

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into as of this 24th day of February, 2001 (the "Reorganization Agreement"), by and between Promistar Financial Corporation, a business corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 551 Main Street, Johnstown, Pennsylvania 15901, formerly named BT Financial Corporation ("Promistar"),

                                       AND

FNH Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 98 Wendel Road, Irwin, Pennsylvania 15642 ("FNH").

                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of Promistar and FNH have determined that it would be in the best interests of their respective organizations, shareholders and customers and the communities served by them, for FNH to be merged with and into Promistar (the "Merger") pursuant to this Reorganization Agreement, whereby the shareholders of FNH will receive shares of common stock of Promistar in exchange for their shares of FNH Common Stock; and

                  WHEREAS, the respective Boards of Directors of Promistar and FNH have approved the proposed merger of FNH with and into Promistar upon the terms and conditions set forth in this Reorganization Agreement; and

                  WHEREAS, the parties intend that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.01.    Definitions.  The terms defined  in this Section 1.01
                           -----------
shall have the meanings herein specified, unless the context clearly requires otherwise. Other terms used herein are defined elsewhere in this Reorganization Agreement.

                  "Affiliate" of a Party means a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party.

                  "Articles of Merger" means the Articles of Merger delivered to the Department of State of the Commonwealth of Pennsylvania for filing pursuant to Sections 1921 et seq. of the BCL.

                  "Bank" means First National Bank of Herminie.

                  "Bank Merger" means the merger of Bank with and into Promistar Bank, with Promistar Bank as the Resulting Institution.

                  "BCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Act of 1980, as amended.

                  "Closing Date" shall have the meaning set forth in Section 2.05(a).

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986.

                  "Comptroller" means the Office of the Comptroller of the Currency.

                  "Department of Banking" means the Pennsylvania Department of Banking.

                  "Dissenting Shares" means any shares of FNH Common Stock for which the shareholder has asserted dissenters rights under the provisions of Subchapter D of the BCL and who has performed every act required up to the time involved for the assertion of those rights.

                  "Effective Time" means the date and time specified in the Articles of Merger.

                  "Environmental  Condition" shall have the meaning set forth in
Section 4.01(q).

                  "Environmental Law" shall mean all statutory and common law, rules, regulations, ordinances, Governmental Approvals, guidelines, policies, judicial or administrative orders or decrees of any federal, state, or local Governmental Authority relating to the protection of human health and safety or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation.

                  "FNH Common Stock" means the common stock, no par value per share, of FNH.

                  "Governmental   Approvals"   means  all   permits,   licenses,
authorizations, consents, approvals, waivers, variances or exemptions issued by any Governmental Authority.


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

                  "Governmental Authority" means any federal, state, local or foreign, regional or other judicial, governmental, administrative or regulatory authority or instrumentality.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the NASD Automated Quotations System.

                  "Option" means the Option granted to Promistar by FNH under the Stock Option Agreement of even date herewith between Promistar and FNH.

                  "Owned  Real  Property"  shall have the  meaning  set forth in
Section 4.01(p).

                  "Parties" means Promistar and FNH.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

                  "Permitted Dividend" means a cash dividend or dividends, declared and paid in accordance with FNH's past practices as to time of declaration, except that such may be paid quarterly on March 1, 2001 and June 1, 2001 to coincide with the scheduled dividends of Promistar, whose amount shall not exceed $3.15 per share per calendar quarter.

                  "Promistar Common Stock" means the common stock, par value $5.00 per share, of Promistar.

                  "Proxy Statement/Prospectus" means the Prospectus/Proxy Statement, together with any supplements thereto, to be sent to the shareholders of FNH to solicit their votes in connection with the transactions contemplated by this Reorganization Agreement.

                  "Registration Statement" means the registration statement on Form S-4 (or other appropriate form) of Promistar, including any amendments or supplements thereto, as declared effective by the SEC under the Securities Act with respect to the issuance of Promistar Common Stock in connection with the Merger and the approval by the shareholders of the transactions contemplated by this Reorganization Agreement.

                  "Regulatory Approvals" means all necessary approvals of the Merger by state and federal agencies, including the Department of Banking, the Federal Reserve Board, the FDIC and the Comptroller.

                  "Schedules" means the disclosure schedules attached hereto and made a part hereof.

                  "SEC"  means   the   United  States  Securities  and  Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Service" means the United States Internal Revenue Service.


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

                  "Subsidiary" means any corporation or other entity, the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly owned or controlled by a Party.

                  "Surviving Corporation" means Promistar after consummation of the Merger.

                  "Taxes" means all federal, state and local taxes and similar governmental charges.

                  "Transactions" means the negotiation and execution of this Reorganization Agreement and the consummation of the transactions contemplated hereby, and all related transactions.

                  1.02.   Accounting   Terms.   For   all   purposes   of   this
                          ------------------
Reorganization Agreement, unless the context clearly requires otherwise, any accounting term not specifically defined in this Reorganization Agreement shall have the meaning given to it in accordance with generally accepted accounting principles and practices within the banking industry as in effect as of the date of this Reorganization Agreement.

                                   ARTICLE II
                                   THE MERGER

                  2.01.  Merger.  Upon  satisfaction of the conditions set forth
                         ------
herein, at the Effective Time, FNH shall merge with and into Promistar in accordance with the provisions and procedures set forth herein, and Promistar shall be the Surviving Corporation (the "Merger"). At the Effective Time, the separate corporate existence of FNH shall cease and Promistar shall succeed to all the rights, privileges, immunities and franchises, and all the property and assets, real, personal and mixed, of FNH without the necessity for any separate conveyance or other transfer. The Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of every kind and description, and neither the rights of creditors nor any liens on the property of FNH shall be impaired by the Merger.

                  2.02.    Conversion of Shares of Common Stock.
                           ------------------------------------

                           (a)      At  the  Effective  Time, each  share of FNH
Common Stock then outstanding, except treasury shares and Dissenting Shares, shall be converted into the right to receive 15 shares of Promistar Common Stock (subject to possible adjustment as set forth in Sections 2.02(c) and 2.08(b) hereof, the "Exchange Ratio").

                           (b)      At  the  Effective Time,  by  virtue  of the
Merger, and without any action on the part of the shareholders of FNH, each of the then issued and outstanding shares of FNH Common Stock shall cease to exist and shall be deemed canceled, retired and eliminated, and all rights in respect thereof shall cease except, in the case of all FNH Common Stock other than treasury shares and other than Dissenting Shares, the right to receive Promistar Common Stock, regardless of whether the certificates representing such shares are surrendered to Promistar by the shareholders of FNH.


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

                           (c)      The Exchange Ratio shall be  adjusted at the
Effective Time to reflect any consolidation, split-up, other subdivision or combination of Promistar Common Stock, any dividend payable in Promistar Common Stock, or any capital reorganization involving the reclassification of Promistar Common Stock subsequent to the date of this Reorganization Agreement and prior to such time. Promistar shall register under the Securities Act all shares of Promistar Common Stock to be issued in the Merger prior to the Effective Time.

                  2.03  Dissenting  Shares.  Notwithstanding  anything  in  this
                        ------------------
Reorganization Agreement to the contrary, shares of FNH Common Stock which are issued and outstanding immediately prior to the Effective Time and which are Dissenting Shares, shall not be converted into or be exchangeable for the right to receive Promistar Common Stock unless and until the holder thereof shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the BCL, as the case may be. If such holder shall have failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his or her shares of FNH Common Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive shares of Promistar Common Stock at the Exchange Ratio.

                  2.04.  Articles of  Incorporation;  By-Laws.  At the Effective
                         ------------------------------------
Time, the articles of incorporation and bylaws of Promistar as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation.

                  2.05.    Directors and Officers.
                           ----------------------

                           (a)      The  directors  and  principal  officers  of
Promistar immediately prior to the Effective Time shall be the directors and principal officers of the Surviving Corporation from and after the Effective Time. In addition, James R. Lauffer, Jay A. Miller and V. David Lavella (the "Initial FNH Directors"), who are acceptable to Promistar, shall become directors of Promistar at the Effective Time to serve for such terms as determined below. At the first annual meeting ("First Annual Meeting") of the shareholders of Promistar following the consummation of the Transactions, in accordance with the bylaws of Promistar, the Initial FNH Directors must stand for election. At the First Annual Meeting, Promistar shall nominate the Initial FNH Directors and recommend the Initial FNH Directors for election by its shareholders. Promistar shall nominate the Initial FNH Directors for election at the First Annual Meeting, so that one Initial FNH Director shall be nominated for the class of directors with a term expiring in 2003, one Initial FNH Director shall be nominated for the class of directors with a term expiring in 2004, and one Initial FNH Director shall be nominated for the class of directors with a term expiring in 2005. During the period ending on the third anniversary of the Effective Time, if any of the Initial FNH Directors shall resign or become unable to serve as a director, or otherwise, for any reason, fail to be a director, the remaining Initial FNH Directors shall designate a director mutually acceptable to Promistar, who was one of the seven (7) directors of FNH immediately prior to the Effective Time, to fill such vacancy for the remainder of such director's current term (such designee shall be considered an Initial FNH Director for purposes of this Section 2.05(a)).

                           (b)     In addition, C. Thomas Toth who is acceptable
to Promistar, shall become a director of Promistar Trust Company at the Effective Time to serve for such term as


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may be determined  by Promistar  but in no event for a term expiring  before the third anniversary of the Effective Date.

                           (c)      In addition, Lawrence V. Mikolajcik  who  is
acceptable to Promistar, shall become a director of Promistar Investment Advisors, Inc. at the Effective Time to serve for such term as may be determined by Promistar but in no event for a term expiring before the third anniversary of the Effective Date.

                           (d)      In   addition,  William R.  Armor and  Vance
A. Roy who are acceptable to Promistar, shall become directors of Promistar Bank at the Effective Time to serve for such term as may be determined by Promistar but in no event for terms expiring before the third anniversary of the Effective Date.

                  2.06.    Closing.
                           -------

                           (a)      The closing hereunder ("Closing") shall take
place at the offices of Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222, or such other place agreed upon by the Parties, on the Closing Date selected by the Parties which shall be the latest of:

                                    (i)    Any business day within five business
                  days after the receipt of the approval of the Merger by the Department of Banking;

                                    (ii) Any business day between the  thirtieth
                  and thirty-seventh day following receipt of the last Regulatory Approval, if all other conditions set forth in
                  Article V have been satisfied or waived;

                                    (iii) The fifth  business day after any stay
                  of any Regulatory Approval or any injunction against consummation of the Merger is lifted, discharged or dismissed, if all other conditions set forth in Article V have been satisfied or waived;

                                    (iv) Such  other  date as shall be  mutually
                  agreed to in writing by the Parties on which all other conditions set forth in Article V shall have been satisfied or waived.

                           (b)      Any  Party  may  postpone  the  Closing Date
fixed under Section 2.06(a) once for a reasonable period of time (which shall be no more than thirty (30) days but in no event ending later than the day of automatic termination in accordance with Section 2.08(h)) if necessary to enable it to perform any obligations hereunder, provided, that such Party provides prompt written notice to the other Parties of such postponement, stating the reasons therefor.

                           (c)      If  FNH  or  Promistar  shall fail to  close
because all the conditions precedent to its obligation to close shall not have been met on the Closing Date as postponed, such Party may immediately terminate this Reorganization Agreement by giving written notice of such termination to the other Party.



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

                  2.07.    Exchange of Certificates for Stock and Cash.
                           -------------------------------------------

                           (a)      Common Stock. After the Effective Time, each
holder of a certificate for theretofore outstanding shares of FNH Common Stock will be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Promistar Common Stock to which such shareholder is entitled as provided in Section 2.02 plus cash (payable by check) in lieu of any fractional share of Promistar Common Stock to which such holder would otherwise be entitled. Such exchange will be effected upon surrender of such certificate to Promistar or its exchange agent, together with a duly executed and completed letter of transmittal, which will be mailed to each holder of a certificate for theretofore outstanding shares of FNH Common Stock by Promistar or its exchange agent promptly following the Effective Time.

                           (b)      Fractional Shares.  Neither certificates nor
scrip certificates for fractions of shares of Promistar Common Stock shall be issued. Holders of FNH Common Stock who would but for Section 2.07(a) be entitled to receive fractions of shares of Promistar Common Stock shall have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) which a holder shall possess in respect of a full share of Promistar Common Stock issuable as a result of the Merger, and each such holder shall receive, in lieu of the applicable fraction of a share of Promistar Common Stock, a cash payment equal to such fraction of a share of Promistar Common Stock multiplied by the closing sales price on NASDAQ for a share of Promistar Common Stock on the Closing Date as reported in the Wall Street Journal, or, if the Promistar Common Stock is not traded on such date, the next succeeding day on which such stock is traded. No interest will be paid or accrued on cash payable upon surrender of certificates previously representing Common Stock.

                           (c)      Failure to Surrender Certificates.     Until
surrendered in accordance with the provisions of this Section 2.07, the certificates which immediately prior to the Effective Time represented issued and outstanding shares of Common Stock (except for certificates representing treasury shares) shall from and after the Effective Time represent for all purposes only the right to receive Promistar Common Stock. Upon surrender of a certificate for theretofore outstanding shares of FNH Common Stock, there shall be paid to the record holder of the certificate for shares of Promistar Common Stock issued in exchange therefor (i) on the date of such exchange, the amount of dividends theretofore accrued and payable with respect to such full shares of Promistar Common Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender. No interest shall be payable with respect to such dividends.

                           (d)      Treasury Shares.   At  the  Effective  Time,
each share of FNH Common Stock held in treasury shall be canceled, retired and cease to exist and no consideration shall be paid therefor.

                           (e)      Lost Certificates.    In   the   event   any
certificate representing shares of FNH Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Surviving


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Corporation  shall  issue  in  exchange  for  such  lost,  stolen  or  destroyed certificate the shares of Promistar Common Stock deliverable in respect thereof determined in accordance with this Agreement. When authorizing such payment in exchange therefore, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  2.08.    Termination of This Reorganization Agreement.    This
                           --------------------------------------------
Reorganization Agreement and the transactions contemplated hereby may be terminated:

                           (a)      At any  time  prior to the Effective Time by
mutual consent of the Boards of Directors of Promistar and FNH;

                           (b)      By   FNH,  if  its  Board  of  Directors  so
determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing with the Determination Date if both of the following conditions are satisfied:

              (i) the number obtained by dividing the Average Closing Price by the Starting Price (the "Promistar Ratio") shall be less than .875; and

              (ii) the Promistar Ratio shall be less than the number obtained by dividing the Final Index Price by the Index Price on the Starting Date and subtracting 0.125 from the quotient in this clause (ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following four sentences. If FNH elects to exercise its termination right pursuant to this Section 2.08(b), it shall give written notice to Promistar (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Promistar shall have the option to increase the consideration to be received by the holders of FNH Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Starting Price,
0.875 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Promistar Ratio. If Promistar so elects within such five-day period, it shall give prompt written notice to FNH of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 2.08(b) and this Reorganization Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). If Promistar does not elect to so adjust the Exchange Ratio, this Reorganization Agreement shall terminate at 11:59 p.m., eastern time, on the fifth day after Promistar receives written notice from FNH of its election to terminate.

         For purposes of this Section 2.08(b), the following terms shall have the meanings indicated:


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

                  "Average Closing Price" shall mean the average of the closing prices of a share of Promistar Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 consecutive trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

                  "Determination Date" shall mean the date on which the last required approval of a governmental entity is obtained with respect of the Merger and the Bank Merger, without regard to any requisite waiting period in respect thereof.

                  "Final Index Price" shall mean the average of the Index Prices for the 20 consecutive trading days ending on the trading day prior to the Determination Date.

                  "Index Group" shall mean the 15 financial  institutions listed on Exhibit A hereto, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price.

                  "Index Price," on a given date, shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on such date.

                  "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Reorganization Agreement.

                  "Starting Price" shall mean the closing price of a share of Promistar Common Stock on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

         If any company belonging to the Index Group or Promistar declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 2.08(b).

                           (c)      As provided in Section 2.06(c);


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                           (d)      At  any  time,  by  either  Party  hereto in
writing, if the applications for prior approval referred to in Section 4.03(e) hereof have been denied, and the time period for appeals and requests for reconsideration has run;

                           (e)      At  any  time,  by  either  Party  hereto in
writing, if the stockholders of FNH do not approve the transactions contemplated herein at the annual or special meeting duly called for that purpose;

                           (f)      At any time, by  either Party in writing, if
any of the conditions precedent to such Party's obligations to consummate the Merger has not been satisfied, fulfilled or waived by the Party entitled to so waive on or before the Closing Date, as postponed under Section 2.06(b);

                           (g)      Upon exercise of the  Option  in whole or in
 part; or

                           (h)      In any event, automatically  on December 31,
2001, if the Merger has not been consummated on or before such date, unless extended by mutual consent of the Parties.

                  2.09.    Consequences of Termination.   Upon  any  termination
                           ---------------------------
hereunder:

                           (a)      Sections 2.09, 2.10  and 2.11 and Article VI
 hereof shall survive any termination;

                           (b)      If Promistar terminates  this Reorganization
Agreement under Section 2.06(c) due to the failure of any of the conditions set forth in Section 5.01(a), (b), (c) or (m) and satisfaction of such condition was within the control of FNH, or if this Reorganization Agreement terminates under
Section 2.08(f), then FNH shall reimburse Promistar for attorneys' fees and other expenses reasonably incurred in connection with the Transactions; any such failure of condition shall constitute a breach of this Reorganization Agreement, and Promistar shall have all rights available in law and at equity for such breach of contract;

                           (c)      If   FNH   terminates  this   Reorganization
Agreement under Section 2.06(c) due to the failure of any of the conditions set forth in Section 5.02(a), (b) or (c), and satisfaction of such condition was within the control of Promistar or any of its Subsidiaries, then Promistar shall reimburse FNH for attorneys' fees and other expenses reasonably incurred in connection with the Transactions; such failure shall constitute a breach of this Reorganization Agreement, and FNH shall have all rights available in law and at equity for such breach of contract;

                           (d)      If Promistar terminates  this Reorganization
Agreement under Section 2.06(c) due to the failure of any of the conditions set forth in Section 5.01(d), (g), (h), (j), (k), or (l), then FNH shall reimburse Promistar for attorneys' fees and other expenses reasonably incurred in connection with the Transactions and upon payment in full thereof, FNH shall have no further liability or obligation hereunder to Promistar; and

                           (e)      If   FNH   terminates   this  Reorganization
Agreement under Section 2.06(c) due to the failure of any of the conditions set forth in Section 5.02(g), (h) or (i), then

Promistar shall reimburse FNH for attorneys' fees and other expenses reasonably incurred in connection with the Transactions and upon payment in full thereof, Promistar shall have no further liability or obligation hereunder to FNH.

                           (f)      If   FNH   terminates   this  Reorganization
Agreement under Section 2.08(b) and Promistar has not made the election thereunder to adjust the Exchange Ratio, then Promistar shall reimburse FNH for attorneys' fees and other expenses reasonably incurred in connection with the Transactions and upon payment in full thereof, Promistar shall have no further liability or obligation hereunder to FNH.

                          In no event shall the amount reimbursed for attorneys'
fees and other expenses reasonably incurred in connection with the Transactions under clause (d) or (e) of this Section 2.09 exceed $250,000.

                  2.10.  Confidentiality.  The Parties  have  executed a certain
                         ---------------
Confidentiality Agreement, dated December 19, 2000 (the "Confidentiality Agreement") in connection with the Merger. Each Party has furnished and will furnish to the other Party, pursuant to this Reorganization Agreement or otherwise, confidential information concerning its business and financial condition. Each Party shall, and shall cause its employees, agents, accountants, attorneys and investment advisors to, maintain the confidentiality of such information received from the other Parties pursuant to the terms of the Confidentiality Agreement and shall not use such information for any purpose except in furtherance of the Merger and the other transactions contemplated hereby. In the event of a termination of this Reorganization Agreement, the terms of the Confidentiality Agreement shall continue to apply and, upon request by a Party, the other Party shall return or destroy all copies of written confidential information received from such Party, whether pursuant to this Reorganization Agreement or otherwise, and all documents prepared by them which contain such information.

                  2.11.  Public  Disclosure.  Each Party shall  consult with the
                         ------------------
other Parties before issuing any press release or making any other public disclosure regarding the proposed Merger or the other transactions contemplated hereby and shall not issue any press release or make any other public disclosure prior to such consultations, except as may be required, in the opinion of counsel, by law or by the rules of the NASD. A copy of such press release or public disclosure (or, if not in written form, a written description thereof) shall be provided to the other Parties prior to the dissemination thereof.

                                   ARTICLE III
                              SHAREHOLDER APPROVAL

                  3.01.  FNH  Shareholders   Meeting.   FNH  shall  submit  this
                         ---------------------------
Reorganization Agreement to its shareholders for approval in accordance with the BCL at a meeting duly convened and held on such date as shall be agreed upon by the Parties. In connection with such meetings, FNH shall furnish the Proxy Statement/Prospectus to its shareholders. The Board of Directors of FNH shall recommend the proposed Merger to its shareholders and use their best efforts to obtain the affirmative vote of the shareholders required to approve the transactions contemplated by this Reorganization Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  4.01.    Representations and Warranties of FNH. FNH represents
                           -------------------------------------
and warrants to Promistar as follows:

                           (a)      Organization and Capitalization.  FNH  is  a
corporation duly organized and validly existing under Pennsylvania law. FNH has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of FNH consists of 1,000,000 shares of common stock having no par value, of which 149,753 shares are issued and outstanding as of the date hereof and 9,517 shares are held in the treasury of FNH. To the knowledge of FNH, all issued and outstanding shares of FNH Common Stock are validly issued, fully paid and nonassessable. Except as disclosed on
Schedule 4.01(a), there is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating FNH to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation.

                           (b)      The Bank.  The  Bank  is  a national banking
association duly organized and validly existing under the National Bank Act. The Bank has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The Bank's deposits are insured by the Bank Insurance Fund of the FDIC. The authorized capital stock of the Bank consists of 45,000 shares of common stock having a par value of $10.00 per share, of which all shares are issued and outstanding as of the date hereof and are owned of record and beneficially by FNH. No shares are held in the treasury of the Bank. All issued and outstanding shares of the Bank are validly issued, fully paid and nonassessable. There is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating the Bank to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation. FNH owns all of the issued and outstanding common stock of the Bank.

                           (c)      Other Subsidiaries. Towne & Country Mortgage
Corporation ("Towne & Country") is a corporation validly existing under the laws of the Commonwealth of Pennsylvania. Towne & Country has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Towne & Country consists of 1,000 shares of common stock with no par value per share. All issued and outstanding shares of Towne & Country common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by the Bank.

                          First Insurance Management, L.L.C. ("First Insurance")
is a limited liability company validly existing under the laws of the Commonwealth of Pennsylvania. First Insurance has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. All issued and outstanding membership interests of First Insurance are validly issued, fully paid and nonassessable. Fifty-one percent (51%) of the membership interests of First Insurance are owned of record and beneficially by the Bank, twenty-four and one half percent (24.5%) of the membership interests of First Insurance are owned of record and beneficially by Robert F. Rupp and twenty-four and one half percent (24.5%) of the membership interests of First Insurance are owned of record and beneficially by Joseph R. Fiore. There are no other issued and outstanding membership interests of First Insurance.

                           (d)      Authority   for   Transactions.         This
Reorganization Agreement has been, and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by FNH, subject only to Regulatory Approvals and approval by the shareholders of FNH, and upon such approvals, each will constitute the valid and binding obligations of FNH and are and will be enforceable in accordance with their respective terms.

                           (e)      No  Conflicts.  Except   as   set  forth  on
Schedule 4.01(e), neither the execution, delivery and performance of this Reorganization Agreement nor the consummation of the transactions contemplated hereby, nor compliance by FNH and any of its Subsidiaries with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FNH or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of FNH or any of its Subsidiaries or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FNH or any of its Subsidiaries is a party or by FNH or any of its Subsidiaries which is bound or to which any of FNH's properties or assets or any of its Subsidiaries' properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on FNH's or any of its Subsidiaries' business or financial condition, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to FNH or any of its properties or assets or any of its Subsidiaries' or their properties or assets.

                           (f)      Financial Statements.  FNH's  annual reports
to shareholders for the fiscal years ended December 31, 1997, 1998 and 1999 and the interim financial statements for the six months ended June 30, 2000, did not and will not, at the time of such report or documents, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets included in such report or documents (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (g)      Certain  Changes.   Except  as  provided  on
Schedule 4.01(g), since June 30, 2000, there has been (i) no material adverse change in the financial condition, assets, liabilities, income or operations of FNH, or any of its Subsidiaries; (ii) no material change in the organization or key personnel of FNH or any of its Subsidiaries; (iii) no material damage, destruction or casualty loss with respect to property owned or leased by FNH (whether or not covered by insurance) which affected or could affect the business or financial condition or results of FNH; (iv) no changes in the authorized or issued shares of FNH or any of its Subsidiaries and no declaration or payment of distributions with respect to the FNH Common Stock or the capital stock of any of its Subsidiaries or redemption or repurchase of any such shares, except for Permitted Dividends; or (v) no acquisition by FNH or any of its Subsidiaries of the assets or more than 5% of the outstanding voting capital stock of another bank or trust company.

                           (h)      Taxes.  FNH and its  Subsidiaries have filed
when due all returns ("Returns") for and paid in full all material state, federal and local Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true, correct and complete in all material respects. Any amounts set up as accruals or reserves in the audited financial statements of FNH are sufficient in all material respects for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of FNH or any of its Subsidiaries prior to the dates of such financial statements. To the knowledge of FNH, no claims are currently being made by any taxing authority with respect to any Return, and FNH has no knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by FNH and its Subsidiaries from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. FNH and its Subsidiaries have not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit of any Return or the assessment or collection of any Tax. FNH and its Subsidiaries have not made any payment, nor is either obligated to make any payment, nor is it a party to any agreement that under certain circumstances could obligate it to make any payment, that would not be deductible under Code Sections 280G or 162(m).

                           (i)      Litigation.  Except as set forth on Schedule
4.01(i), no action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any governmental body or arbitrator ("Litigation") is pending or, to the knowledge of FNH, threatened against or affecting FNH, or any of its Subsidiaries, or their respective businesses, business assets, Common Stock or capital stock, or any of the transactions contemplated by this Reorganization Agreement, and, to the knowledge of FNH, there is no basis for any Litigation. There is presently no outstanding judgment, decree or order of any governmental body against or affecting FNH or any of its Subsidiaries, or their respective businesses, business assets, Common Stock, or any of the transactions contemplated by this Reorganization Agreement.

                           (j)      Compliance With Laws.  FNH  and  each of its
Subsidiaries are in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. FNH and the Bank have paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Comptroller.

                           (k)      Agreements With Banking Authorities. Neither
FNH nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Federal Reserve or the Comptroller or any other regulatory agency which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of FNH or any of its Subsidiaries, nor has FNH or any of its Subsidiaries been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

                           (l)      Regulatory Reports. FNH and its Subsidiaries
have made available for inspection by Promistar (i) copies of all reports, if any, by FNH or its Subsidiaries to the Comptroller and (ii) all material notices, reports and review letters received from the Federal Reserve or Comptroller or any other governmental agency.

                           (m)      Loans.  Each  loan  outstanding on the books
of the Bank is reflected correctly in all material respects by the loan documentation relating thereto, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, and was made in accordance with the Bank's standard loan policies. The Bank has not received notice from any obligor on any such loan of a dispute with respect to that loan or that the loan may be unenforceable against the obligor. All loans sold by the Bank, including whole loans and participations, were sold without recourse. As of December 31, 2000, except as set forth in Schedule 4.01(m) attached hereto, the Bank: (i) had no loans, of any type or character, in its portfolio (A) exceeding its lending limits under applicable provisions of Pennsylvania and federal law, or (B) in violation of Regulation O or 12 C.F.R. Part 215, or similar provisions under Pennsylvania law; (ii) had no loans, of any type or character, in its portfolio in excess of $100,000 which were or should have been as of such date (A) considered non-performing or placed on a non-accrual status or (B) classified by as other loans specially mentioned, substandard, doubtful or loss loans, except in any case such loans as were listed on the Bank's most recent internal classified asset report, a copy of which has been made available to Promistar. For purposes of this Reorganization Agreement, "non-performing" and "non-accrual" shall mean any loan delinquent for 90 days or more as to the payment of interest and/or principal.

                           (n)      Loan Loss Reserve.  The  loan  loss  reserve
maintained by the Bank for all loans in its portfolio is adequate in all material respects under the requirements of generally accepted accounting principles and practices within the banking industry to cover all material known and anticipated risks of nonpayment with regard to the Bank's loan portfolio.

                           (o)      Core Deposits.  The  Bank  has delivered to,
or made available for inspection by, Promistar a summary of the total amounts held by depositors that in the aggregate each have less than $100,000 on deposit with the Bank ("Core Deposits"). In addition, as described on Schedule 4.01(o), the Bank has delivered to, or made available for inspection by, Promistar a summary of all depositors that have monies on deposit at the Bank that are not Core Deposits.

                           (p)      Real Property.   FNH  and  its  Subsidiaries
have good and marketable title to the real property (including real estate owned or acquired through foreclosure)
listed in Schedule 4.01(p) ("Owned Real Property"), free and clear of all material liens, leases, security interests, title retention agreements, encumbrances, restrictions, conditions, charges, equities and claims, except those referred to in FNH's statement of financial condition dated December 31, 1999 or the notes thereto or which have arisen since such date as set forth on
Schedule 4.01(p), liens for current Taxes not yet due and payable, any unfilled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or do not otherwise materially impair FNH or any of its Subsidiaries, as the case may be. The present uses of the Owned Real Property are in compliance with the present zoning classifications assigned to such real property, and all improvements constructed on the land included in the Owned Real Property have been constructed in all material respects in accordance with the requirements of all applicable building, health, safety, environmental, zoning and other federal, state and local laws, ordinances, regulations, codes, licenses or permits applicable at the time of such construction, do not contain any defect in design or construction or otherwise, and have access to existing highways, roads and utility services. Neither FNH nor any of its Subsidiaries have received any notice or request from any governmental authority, utility, insurer, board of fire authorities or similar organization for the performance of any work or alteration with respect to the Owned Real Property or for the termination or limitation of any access, services or insurance with respect thereto. All such Owned Real Property is adequately insured against loss, except with respect to Environmental Conditions. Neither FNH nor any of its Subsidiaries own any real property not listed in Schedule 4.01(p).

                           (q)      Environmental.   Except   as   disclosed  in
Schedule 4.01(q) attached hereto:

                                    (i)  To  the   knowledge   of  FNH  and  its
                  Subsidiaries, there are no Environmental Conditions. The term "Environmental Condition" means (x) the presence in surface water, groundwater, drinking water supply, land surface, subsurface strata, above-ground or underground storage tanks or other containers, or ambient air of any pollutant, contaminant, industrial waste, hazardous waste, polychlorinated biphenyls, radioactive materials, toxic or hazardous substances ("Hazardous Substances") or (y) any violation of any statute, ordinance, regulation, administrative order, judicial order or decree or other governmental requirement relating to the emission, discharge, deposit, disposal, leaching, migration or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation or disposal of any Hazardous Substance (i) arising out of or otherwise related to the operations or other activities (including the disposition of such materials or substances) of FNH, or any of its Subsidiaries, or of any predecessor in title, interest or line of business to FNH, conducted or undertaken prior to the Closing, or (ii) existing at or prior to the Closing at any Owned Real Property, any real property leased by FNH, or any of its Subsidiaries, ("Leased Real Property"), or any property previously owned, leased, occupied, used or foreclosed upon ("Prior Property");

                                    (ii)   To   the   knowledge   of   FNH,   no
                  investigation, administrative order, consent order, agreement, litigation or settlement with respect to any Environmental Condition is proposed, threatened or in existence, and FNH and its

                  Subsidiaries have not received any communication from or on behalf of any governmental authority that alleges that any such Environmental Condition exists;

                                    (iii)  To  the   knowledge  of  FNH  or  its
                  Subsidiaries, with respect to FNH's or its Subsidiaries' operations or other activities, any Owned Real Property, Leased Real Property or Prior Property, FNH and each of its Subsidiaries have complied in all material respects with, and currently are in compliance in all material respects with: (A) the terms and conditions of all Governmental Approvals issued or required pursuant to any Environmental Law, and (B) all other limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law, or in any written notice, order, or demand letter issued, entered, promulgated, or approved pursuant to any Environmental Law;

                                    (iv) Neither FNH nor any of its Subsidiaries
                  have received any notice of violation or other notification from any Governmental Authority, or any written notice from any third party, alleging that FNH or any of its Subsidiaries is now or has been in violation of any Environmental Law;

                                    (v)  To  the   knowledge   of  FNH  and  its
                  Subsidiaries, no ozone depleting substances ("ODS"), polychlorinated biphenyls ("PCBs"), asbestos containing material ("ACM"), or urea formaldehyde insulation ("UFI") is present on or at any Owned Real Property, Leased Real Property or any Prior Property and FNH and each of its Subsidiaries have complied, in all material respects, with all regulatory requirements relating to the storage, removal, disposal or release, if any, of ODS, ACM, PCB, or UFIs which currently are or may in the past have been located on or at any Owned Real Property, Leased Real Property, and any Prior Property;

                                    (vi) To the knowledge of FNH and each of its
                  Subsidiaries, there are not now any underground or aboveground storage tanks and associated piping ("Storage Tanks") on or at any Owned Real Property, Leased Real Property, or Prior Property, nor has FNH nor any of its Subsidiaries owned or operated Storage Tanks at any time;

                                    (vii) With  respect to the  ownership,  use,
                  occupation, operation and other activities of FNH, any Owned Real Property, Leased Real Property and any Prior Property, neither FNH nor any of its Subsidiaries have received any written request for information from any Governmental Authority or other Person related to any site which is, or may be, subject to actions for removal, response, remediation or cleanup of Hazardous Substances, including, but not limited to, any information request pursuant to CERCLA, comparable state statutes, or other Environmental Law;

                                    (viii) To the knowledge of FNH,  neither FNH
                  nor any of its Subsidiaries, nor any other Person ever caused or permitted any Hazardous Substances to be placed, stored, treated, handled or located on, under or at any

                  Owned Real Property, Leased Real Property, or Prior Property or any part thereof other than in the ordinary course of business and in compliance with all Environmental Laws;

                                    (ix) To the  knowledge  of FNH,  FNH and its
                  Subsidiaries have complied in all material respects with all applicable provisions of any Environmental Laws that condition, restrict or prohibit the transfer, sale, lease or closure of any property for environmental reasons; no environmental lien has attached to any portion of FNH or any of its Subsidiaries or any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, and no governmental actions have been taken or are in progress that could subject any or all of the foregoing to any such lien; and

                                    (x) FNH and its  Subsidiaries  have provided
                  copies of all material reports, documents and other information pertaining to compliance with Environmental Laws and environmental matters or liabilities arising out of, resulting from or in connection with the operations of FNH or any of its Subsidiaries, any Owned Real Property, Leased Real Property or Prior Property.

                           (r)      Personal Property.   All  personal  property
used by FNH and its Subsidiaries in its business is either owned or leased by FNH or its Subsidiaries and is generally suitable for the operations and business as currently conducted by FNH and its Subsidiaries.

                           (s)      Leases.  All leased real property and leased
personal property of FNH and its Subsidiaries is listed in Schedule 4.01(s) attached hereto. Except as disclosed in Schedule 4.01(s), no consents or approvals are required under the leases for such property in connection with the transactions contemplated by this Reorganization Agreement.

                           (t)      Material   Contracts.    True,  correct  and
complete copies of all material contracts, agreements, plans, loans, leases, indentures, mortgages, instruments, or other commitments, arrangements, understandings, letters of credit or undertakings, oral or written, formal or informal, to which FNH or any of its Subsidiaries is a party or otherwise bound or to which its assets may be affected have been submitted or made available to Promistar or are included as part of Schedule 4.01(t) (hereinafter referred to individually as a "Contract" and collectively as the "Contracts"). There is no breach or default (or an event which, with notice or lapse of time or both, would constitute a default) by FNH or any of its Subsidiaries of or with respect to any provision of any Contract to which FNH is a party that could have a material adverse effect upon the financial condition, operations, results of operations or business of FNH. All such Contracts, including but not limited to all contracts relating to the purchase and sale of loans, are or will be assignable to Promistar or Promistar Bank, as the case may be, without further action thereby effective as of the Closing Date, except as listed in Schedule 4.01(t). Neither FNH nor any of its Subsidiaries is currently renegotiating any Contract.

                           (u)      Insurance.   Neither  FNH  nor  any  of  its
Subsidiaries is in default with respect to any provisions of any liability or other forms of insurance held by each or has failed to give any notice or present any claim thereunder in a due and timely fashion. All polices of insurance are in full force and effect and are carried in an amount and are otherwise adequate to protect FNH from any material adverse loss on a consolidated basis. Neither FNH nor any of its Subsidiaries have been denied any application for insurance or had any policy of insurance terminated during the past three years, nor has FNH or any of its Subsidiaries been notified of any pending termination.

                           (v)      Employee Benefits.

                                    (i)  Benefit Plans; Company Plans.  Schedule
                  4.01(v) discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, employee stock ownership, deferred compensation, consultant, bonus, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other incentive, welfare or employee benefit plan, agreement, contract, policy, trust fund or arrangement (each a "Benefit Plan"), whether or not funded and whether or not terminated,
                  (i) maintained or sponsored by FNH or any of its Subsidiaries, or (ii) with respect to which FNH or any of its Subsidiaries has or may have liability or is obligated to contribute, or
                  (iii)  that  otherwise  covers  any of the  current  or former employees of FNH or any of its Subsidiaries or their beneficiaries, or (iv) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "Company Plan"). For each Company Plan, to the extent applicable to each such Company Plan, complete copies of the following have been delivered to Promistar (but in any event, no later than seven (7) days prior to the Closing Date): (i) the documents embodying the Company Plans, including the plan documents, all amendments thereto, the related trust or funding agreements, investment management agreements, administrative service contracts, insurance contracts, union or trade agreements and, in the case of any unwritten Company Plans, written descriptions thereof; (ii) annual reports including Forms 5500 and all schedules thereto for the last three years; (iii) financial statements for the last three years; (iv) actuarial reports, if applicable, for the last three years; and (v) each communication (other than routine communications) received by FNH or any of its Subsidiaries from or furnished by FNH or any of its Subsidiaries to the Service, DOL, PBGC or other governmental authorities. FNH and its Subsidiaries have also furnished to Promistar a copy of the current summary plan description and each summary of material modification prepared in the last three years for each Company Plan, and all employee manuals, handbooks, policy statements and other written materials given to employees relating to any Company Plans. No oral or written representations or commitments inconsistent with such written materials have been made to any employee of by any member of the Company Group or any employee or agent thereof.

                                    (ii)  Company Group Matters.  FNH  has never
                  been a member of a controlled group of corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

                                    (iii) Compliance.  Each of the Company Plans
                  and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all material respects in compliance with all applicable Laws including, without limitation, all applicable requirements of the Code and any predecessor federal income tax laws, ERISA, the health care continuation requirements of COBRA, and any applicable collective bargaining agreements. Without limiting the generality of the foregoing, FNH and its Subsidiaries have provided all notices and other correspondence to employees and former employees required by the health care continuation provisions of COBRA. Each of the Company Plans and all related trusts, insurance contracts and funds have also been created, maintained, funded and administered in all material respects in compliance with applicable law, the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. To the knowledge of FNH and its Subsidiaries, no Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan proposes to impose or has resulted in the imposition of any Tax, fine or penalty.

                                    (iv)  Qualified   Plans.   Schedule  4.01(v)
                  discloses each Company Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). Each Qualified Plan has received a determination letter (or opinion or notification letter, if applicable) from the Service that such plan is qualified under
                  Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter in a manner that might adversely affect the qualification of such plan under Sections 401(c) and 501(a) of the Code. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

                                    (v)  Defined  Benefit  Plans; Multi-employer
                  Plans. Schedule 4.01(v) discloses each Company Plan that is a defined benefit plan as defined in Section 3(35) of ERISA (a "Defined Benefit Plan"). No Company Plan is a multi employer plan as defined in Section 3(37) or 4001(a)(3) of ERISA. Neither FNH nor any of its Subsidiaries have a material liability for any Company Plan that is not accrued on the December 31, 1998 Balance Sheet or, that has arisen after December 31, 1998 and on and before the Closing.

                                    (vi)  Prohibited   Transactions;   Fiduciary
                  Duties; Post-retirement Benefits. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Plan exists or has occurred or will occur in connection with the transactions contemplated by this Reorganization Agreement that could subject FNH or any of its Subsidiaries, directly or indirectly, to any material liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Company Plan exists or has occurred that could result in any tax or liability material to FNH or any of its

                  Subsidiaries. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that could subject FNH or any of its Subsidiaries, directly or indirectly, to any material liability for a breach of fiduciary or other duty under ERISA or any other applicable law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1).

                                    (vii)   Except  as  set  forth  on  Schedule
                  4.01(v), the consummation of the transactions contemplated hereby will not create, accelerate or increase any liability under any Company Plan because of the creation, acceleration or increase of any rights or benefits to which employees are entitled hereunder, and no payment required under any Company Plan in connection with the transactions contemplated hereby shall be non-deductible for federal income tax purposes by reason of Section 280G of the Code.

                  (w) Labor Relations. To the knowledge of FNH, there are no pending or threatened labor disputes with any employees of FNH or employees of any of its Subsidiaries. Neither FNH nor any of its Subsidiaries are a party to a collective bargaining agreement with any of its employees. Neither FNH nor any of its Subsidiaries has existing employment contracts with any of its current or former employees, directors or officers, with the exception of those agreements listed in Schedule 4.01(w).

                  (x) Related Party Transactions. Except to the extent set forth on Schedule 4.01(x), neither FNH nor any of its Subsidiaries have current contractual arrangements with or commitments to or from any officers, directors or employees of each other than such as are terminable at will. All current extensions of credit to the shareholders, officers, directors and employees of FNH or any of its Subsidiaries as well as business organizations and individuals associated either have been made in the ordinary course of FNH's or any of its Subsidiaries' business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other banking customers, and did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features and are in compliance with all applicable regulations of the FDIC. Since December 31, 1997, all transactions with the shareholders, officers, directors and employees of FNH have complied in all material respects with the rules of the FDIC regarding such transactions, including delivery of all reports required thereunder. The transactions contemplated by this Reorganization Agreement will not (either alone, or upon the occurrence of any act or event, lapse of time or the giving of notice or failure to cure) result in any payment (severance or otherwise) becoming due from any of the Parties to any director, officer or employee of FNH or any of its Subsidiaries, except as contemplated herein.

                  (y) Fidelity Bonds. FNH and each of its Subsidiaries maintained continuously fidelity bonds insuring it against acts of dishonesty by each of its employees in aggregate amounts as are customary, usual and prudent for banking institutions of its size, which coverage currently is $2,000,000.00. Since December 31, 1997, there have been no claims under such bonds with the exception of the claim disclosed in Schedule 4.01(y), and neither FNH nor any of its Subsidiaries is aware of any facts which would form the basis of a claim under such bonds. Neither FNH nor any of its Subsidiaries has reason to believe that its fidelity coverage will not continue to be available on substantially the same terms as its existing coverage.

                  (z) Information Provided by FNH. All information to be provided in writing by FNH or any of its Subsidiaries for use in the Proxy Statement/Prospectus in connection with each of the meetings of shareholders of FNH and Promistar contemplated hereby or in any application made by Promistar to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by FNH or any of its Subsidiaries for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with applicable laws and will not contain, as of the date thereof, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
                  (aa) Consents and Approvals. Except for: (i) the filing with any federal or state governmental authority of a Proxy Statement/Prospectus, a Registration Statement and any other applicable securities filings relating to the issuance of Promistar Common Stock and the meeting of the shareholders of FNH; (ii) Regulatory Approvals; (iii) the approval of the shareholders of FNH;
(iv) the  obtaining of third party  consents as set forth in Schedule  4.01(aa);
(v) the expiration of any regulatory waiting period and (vii) the notification of NASDAQ, no consents or approvals of or filings or registrations with any third party or any public body, agency or authority are necessary in connection with the execution and delivery by FNH of this Reorganization Agreement and its performance of the transactions contemplated hereby.

                  (bb) Investments. Except as set forth in Schedule 4.01(bb) attached hereto, the investments reflected in FNH's statement of financial condition as of December 31, 1999 are a true, correct and complete list of the investments of FNH at such date.

                  (cc)  Intellectual Property.  FNH and its Subsidiaries have no
(i) patents, trademarks, tradenames, and copyrights and applications therefor or
(ii) trade secrets (collectively referred to as the "Intellectual Property"). No claim, suit or action is pending or, to the knowledge of FNH or any of its Subsidiaries, threatened alleging that FNH or any of its Subsidiaries is infringing upon the intangible property rights of others, or that their use of the Intellectual Property infringes or conflicts with the rights of others.

                  (dd) Minute Books. The minute books of FNH and each of its Subsidiaries, which have been and will continue to be made available through the Closing Date to Promistar, contain true, correct and complete records of all meetings of the shareholders, the Board of Directors and all committees thereof and accurately reflect all of the corporate action of the shareholders, the Board of Directors and all committees thereof.

                  (ee) Reverse Repurchase Agreements. Neither FNH nor any of its Subsidiaries have any agreements pursuant to which purchased securities are subject to an agreement to resell.

                  (ff) Shareholder and FDIC Reports. FNH and its Subsidiaries have delivered to, or made available for inspection by, Promistar copies of all reports to its shareholders and the FDIC made by it with respect to the three
(3) years ended December 31, 1999 and for all calendar quarters subsequent thereto. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (gg) Deposit Insurance. The deposits of the Bank are insured by the Bank Insurance Fund of the FDIC in accordance with the provisions of the FDIA, and has paid all assessments and filed all reports required by the FDIA.

                  (hh) No Registration. FNH does not currently have nor has it ever had a class of securities required to be registered pursuant to the Securities Exchange Act of 1934, as amended.

                  4.02.    Representations  and  Warranties  of  Promistar.
                           -----------------------------------------------
Promistar represents and warrants to FNH as follows:

                           (a)   Organization  and Capitalization.  Promistar is
a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of Promistar consists of 25,000,000 shares of common stock having a par value of $5.00 per share, of which 14,953,921 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of Promistar Common Stock are validly issued, fully paid and nonassessable and all shares of Promistar Common Stock to be issued in the Merger shall be validly issued, fully paid and nonassessable.

                           (b)   Promistar Bank Organization and Capitalization.
Promistar Bank is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a member of the Federal Reserve System. Promistar Bank has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Promistar Bank consists of 981,864 shares of common stock having a par value of $5.00 per share. All issued and outstanding shares of Promistar Bank common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by Promistar.

                           (c)   Authority for Transactions. This Reorganization
Agreement has been, and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by Promistar, subject only to receipt of Regulatory Approvals, and upon such approvals, each will constitute the valid and binding obligations of Promistar and are and will be enforceable in accordance with their respective terms.

                           (d)    No Conflicts.  Neither the execution, delivery
and performance of this Reorganization Agreement by Promistar, nor the consummation of the transactions contemplated hereby, nor compliance by Promistar with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Promistar or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of Promistar, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Promistar or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on Promistar's business or financial condition on a consolidated basis, or (ii) subject to compliance with all applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

                           (e)  Financial   Statements   and   SEC    Documents.
Promistar's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1997 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under Sections 13(a), 13(c) 14(d) and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed, with the SEC (collectively, the "SEC Documents") (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholder's equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (f)    Certain Changes.   Since  December  31,  1999,
there has been: (i) no material adverse change in the consolidated financial condition, assets, liabilities, income or operations of Promistar taken as a whole; (ii) no material adverse change in the organization or key personnel of Promistar or any of its Subsidiaries, except for changes in the ordinary course of business, none of which, individually or in the aggregate, has been material to the business or financial condition of Promistar on a consolidated basis;
(iii) no material damage, destruction or casualty loss with respect to property owned or leased by Promistar or any of its Subsidiaries (whether or not covered by insurance) which affected or could affect the business or financial condition or results of Promistar on a consolidated basis; or (iv) no acquisition by Promistar of the assets or more than 5% of the outstanding voting capital stock of another savings association, bank or company.

                           (g)      Litigation.  Except for any matters referred
to in its financial statements referred to in Section 4.02(e), (i) there are no suits, actions, investigations (formal or informal), proceedings or claims pending or, to the knowledge of Promistar, threatened against Promistar or any of its Subsidiaries or their respective assets or business or against their respective officers or directors (in their capacity as such) in law or at equity or before any governmental agency which are reasonably expected by Promistar to have a material adverse effect on the business, properties, assets, operations or liabilities of Promistar on a consolidated basis, or its right to conduct its business as presently conducted, and (ii) neither Promistar nor any of its Subsidiaries is presently subject to any injunction, order or other decree of any court or other governmental agency of competent jurisdiction.

                           (h)      Compliance With Laws.  To  the  knowledge of
Promistar, Promistar and each of its Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply which, in the aggregate, would not have a material adverse effect on the conduct of, or the financial or other condition of, Promistar's business on a consolidated basis. Promistar and its Subsidiaries have paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Department of Banking, the Federal Reserve and the FDIC.

                           (i)      SEC and Shareholder Reports.   Promistar has
delivered to FNH, or made available for inspection by FNH, all reports to its shareholders and the SEC made by it with respect to the three (3) years ended December 31, 2000. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (j)      Registration  Statement.   All   information
relating to Promistar and its Subsidiaries which is included in the Registration Statement at the time it becomes effective and each amendment or supplement thereto will be accurate and complete, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (k)      Information  Provided  by   Promistar.   All
information to be provided in writing by Promistar for use in the Proxy Statement/Prospectus in connection with each of the meetings of shareholders of FNH and Promistar contemplated hereby or in any application made by Promistar to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by Promistar for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with applicable laws and will not contain, as of the date thereof, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                           (l)      Consents and Approvals.  Except for: (i) the
filing with any federal or state governmental authority of a Proxy Statement/Prospectus, a Registration Statement and any other applicable securities filings relating to the issuance of Promistar Common Stock and the meeting of FNH shareholders at which the Merger is to be considered and the review and clearance thereof by such governmental authorities, (ii) receipt of Regulatory Approvals, and (iii) the expiration of any regulatory waiting period, and (iv) the notification of NASDAQ, no consents or approvals of or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with the execution and delivery by Promistar of this Reorganization Agreement and its performance of the transactions contemplated hereby.

                           (m)      Taxes.  Promistar  and its Subsidiaries have
filed when due all returns ("Returns") for and paid in full all material Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true and correct. Any amounts set up as accruals or reserves in the audited consolidated financial statements of Promistar are sufficient in all material respects for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of Promistar or any of its Subsidiaries prior to the dates of such financial statements. To the knowledge of Promistar, no claims are currently being made by any taxing authority with respect to any Return, and Promistar has no knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by Promistar and its Subsidiaries from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. Promistar has not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit for any Return or the assessment or collection of any Tax.

                           (n)      Agreements with Banking Authorities. Neither
Promistar nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Department of Banking, the Federal Reserve or the FDIC, which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of Promistar and its Subsidiaries, nor has Promistar or any of its Subsidiaries been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

                  4.03.    Covenants  of  All  Parties.   Each  of  the  Parties
                           ---------------------------
covenants and agrees that:

                           (a)      Conduct of  Business.  From  and  after  the
date hereof and until the Closing Date, each Party shall, and shall cause each of its Subsidiaries to:

                                    (i)    carry on its business diligently  and
                  substantially in the same manner as heretofore and, except as otherwise provided in this Reorganization Agreement, will not institute any unusual or novel methods of management or operation of its properties or business;

                                    (ii)   maintain its books and records in the
                  usual, ordinary and normal course;

                                    (iii)  promptly  advise the other Parties in
                  writing of (A) the initiation of any litigation of any kind against it or any litigation by it and (B) the happening of any event which in the reasonable belief of its management may have an adverse effect on either FNH or Promistar on a consolidated basis, as the case may be;

                                    (iv)   continue  in   effect   its   present
                  insurance coverage at the present levels on all properties, assets, business and personnel;

                                    (v)   use its best efforts to  preserve  its
                  business organization intact, to keep available its present employees, to preserve its relationships with customers and others having business dealings with it and to maintain all of its tangible property in customary repair, order and condition (reasonable wear and tear excepted); and

                                    (vi)  ensure  that  its  executive  officers
                  shall meet periodically with the executive officers of the other Parties to exchange information on their respective institutions, and to facilitate an orderly transition following the Closing Date.

                           (b)      Environmental Studies.   Within  sixty  days
following the date of this Reorganization Agreement, Promistar shall cause to be completed, at its sole cost and expense, a Phase I environmental assessment ("Phase I assessment") of all real estate owned by FNH (the "Premises") and shall deliver a copy of each such Phase I assessment to FNH. If Promistar should determine pursuant to the results of any such Phase I assessment that (A) there has been an Environmental Condition affecting the Premises or any storage, discharge, disposal, release or emission of any Hazardous Substance in, on or from the Premises and (B) Promistar reasonably believes that it could become responsible for the remediation of such storage, discharge, disposal, release or emission or become liable for monetary damages resulting therefrom, and (C) the remediation costs or potential liability is greater than $100,000, then Promistar shall inform FNH in writing with specificity, including a good faith estimate of the cost of remediation, within thirty (30) days of Promistar's receipt of the Phase I assessment, and Promistar may, in its sole discretion, terminate this Reorganization Agreement.

                           (c)      Mutual Cooperation on Tax Matters.   FNH and
Promistar shall each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any Tax audit, or any judicial or administrative proceedings relating to any Tax, and each will retain and provide the other with any records or information that may be relevant to such Tax return, Tax audit, proceeding or determination.

The Party requesting assistance hereunder shall reimburse the other for direct expenses incurred in providing such assistance.

                           (d)      Fulfillment of Agreements. Each Party hereto
shall use its best efforts to cause all of those conditions to the obligations of the other under Article V that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Reorganization Agreement.

                           (e)      Bank Regulatory Applications.   As  promptly
as practicable after the date hereof, Promistar, (i) shall submit any requisite applications for prior approval of the transactions contemplated herein and in the Certificate of Merger between FNH and Promistar and the Articles of Merger between Promistar Bank and the Bank to the appropriate federal and state (if applicable) financial institution regulatory authorities depending upon the structure of the Merger, (ii) Promistar shall submit applications for prior approval of the Merger to the Federal Reserve Board, and (iii) each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger. Promistar and FNH represent and warrant to the other that all information concerning it, its Affiliates and their respective directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

                           (f)      Adverse Actions.  No Party will:

                                    (i)     take  any  action  that would, or is
                  reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(A) of the Code; or

                                    (ii)   knowingly take  any  action  that  is
                  intended or is reasonably likely to result in (A) any of its representations or warranties set forth in the Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article IV not being satisfied, or (C) a material violation of any provision of this Plan.

                           (g)      Options Plans.  Prior to the Effective Time,
Promistar and FNH shall take such action as may be necessary to cause each unexpired and unexercised option (each a "Company Option") to be automatically converted at the Effective Time into an option (each a "Parent Option") to purchase a number of shares of Promistar Common Stock equal to the number of shares of FNH Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Promistar
Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio and subject to the same terms and conditions as the Company Option (other than vesting). The date of grant of the substituted Promistar Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, all reference in the stock option agreements to FNH shall be deemed to refer to Promistar. Promistar shall assume all of the FNH's obligations with respect to Company Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of Promistar Options all shares of Promistar Common Stock covered thereby and amend its Registration Statement on Form S-8 to cover the additional shares of Promistar Common Stock subject to Promistar Options granted in replacement of Company Options.


                  4.04.    Covenants of FNH.  FNH  hereby  covenants  and agrees
                           ----------------
 that:

                           (a)      Access  to  Corporate  Records.   Until  the
Closing Date, FNH and each of its Subsidiaries shall give Promistar and its representatives full access during normal business hours to all their respective property, documents, contracts and records and such information with respect to their business affairs and properties as Promistar from time to time may reasonably request; provided, however, that FNH and each of its Subsidiaries shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this
Section 4.04(a) shall be and remain subject to the confidentiality provisions of
Section 2.10 of this Reorganization Agreement.

                           (b)      Financial   Statements  and  Internal  Audit
Reports. FNH shall promptly provide Promistar with copies of its annual, quarterly and monthly financial statements for the periods ending between the date of this Reorganization Agreement and the Effective Time. FNH shall promptly forward to Promistar copies of its periodic internal audit reports. FNH shall also promptly provide or permit inspection of all reports filed by it and the Bank during such period with the Federal Reserve Board and the Comptroller, and copies of all notices or reports sent to its shareholders to the extent permitted by law and all material notices, reports, and review letters received from the Federal Reserve Board and the Comptroller. Until the Closing Date, FNH will provide copies of all such financial statements and notices, reports and review letters to Promistar on a prompt and timely basis.

                           (c)      Negative  Covenants  -  Conduct of Business.
Except with the prior written consent of Promistar, which will not be unreasonably withheld or delayed, neither FNH nor any of its Subsidiaries, shall on or after the date hereof:

                                    (i) issue any capital notes or shares of its
                  capital stock, declare or distribute any dividend, including any stock dividends, authorize a stock split, or authorize, issue or make any other distribution of, on, or with respect to, its capital stock except for (a) Permitted Dividends and
                  (b) the Option granted pursuant to the Stock Option Agreement between FNH and Promistar of even date herewith;

                                    (ii) except as permitted pursuant to Section
                  4.04(f) hereof, merge with, consolidate with, sell its assets to, or acquire substantially all the assets of, any other corporation, bank or Person, or enter into any other transaction not in the ordinary course of business;

                                    (iii)   make   any   direct   or    indirect
                  redemption, purchase or other acquisition of any of its capital stock;

                                    (iv)   create or award any pension or profit
                  sharing plan, bonus, deferred compensation, death benefit or retirement plan, or any other employee benefit, enter into any employment or consulting contract (written or otherwise), or grant any bonuses to any officer, director or employee other than in the ordinary course;

                                    (v)     amend its articles of  incorporation
                  or bylaws except as may be necessary to consummate the transactions contemplated by this Reorganization Agreement or as required by law;

                                    (vi) incur any  liability or  obligation  or
                  make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of business;

                                    (vii) increase the rate of  compensation  of
                  any director, officer, employee or agent or enter into any agreement to increase the rate of compensation of any director, officer or employee, other than normal increases in the ordinary course of business and consistent with past practice;

                                    (viii) unless  permitted by Promistar,  take
                  any  action  that  would   entitle  any  employee  to  receive
                  severance pay prior to the Closing Date;

                                    (ix)    intentionally    do    anything   or
                  intentionally fail to do anything which will cause a breach or a default under any contract, agreement, commitment or obligation to which it is a party or by which it may be bound;

                                    (x)     except  for  securities transactions
                  effected in the ordinary course of business, make any capital expenditures in excess of $150,000 in the aggregate;

                                    (xi)  modify or extend  any  service  bureau
                  contracts, hardware/software maintenance agreements, lease agreements or other contracts that involve annual payments that exceed $25,000 per contract or $100,000 in the aggregate;

                                    (xii)   change   its   lending,   borrowing,
                  investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, regulation or regulatory directives, except that, in connection with the closing of the transactions contemplated hereby, shall cooperate in good faith with Promistar to adopt policies, practices and procedures consistent with those utilized by Promistar and its Affiliates;

                                    (xiii)  open  or  close  any  branch offices
                  except for the proposed opening of the Redstones Highlands North Huntingdon facility;

                                    (xiv)  fail  to pay  any  Tax  or any  other
                  liability or charge when due, other than charges contested in good faith by appropriate proceedings; or

                                    (xv) make, change or revoke any Tax election
                  or make any agreement or settlement with any taxing authority.

                           (d)      Consents and Approvals.  FNH and each of its
Subsidiaries shall cooperate with Promistar in furnishing such information concerning FNH's business and affairs and its directors and officers as is reasonably necessary or requested in order to enable Promistar to prepare and file the Registration Statement and all applications for Regulatory Approvals, and in obtaining such other consents required under any agreements which Promistar shall request to be obtained to the extent required to consummate the Merger. FNH and each of its Subsidiaries shall use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

                           (e)     Notice of Changes.  Until the Effective Time,
FNH and each of its Subsidiaries shall give Promistar prompt written notice of any material change or inaccuracies in any data previously given or made available to Promistar pursuant to this Reorganization Agreement. Notice of changes to Schedule 4.01(m) of this Reorganization Agreement shall be effected by promptly furnishing to Promistar current monthly lists of doubtful, nonperforming or problem loans.

                           (f)      Acquisition Proposals.  Neither FNH  nor any
of its Subsidiaries, nor any of its officers or directors or the officers and directors of its Subsidiaries, nor any of its other affiliates (as defined in Rule 12b-2 under the Exchange Act) (each, an "Affiliate") shall, and FNH shall cause it and its Subsidiaries' its employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by and any individual member or employee of the foregoing) (each, an "Agent") not to,

                                    (i) initiate, solicit or encourage, directly
                  or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of them or their respective shareholders) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or

                                    (ii) engage in any negotiations  concerning,
                  or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or

                                    (iii)  otherwise  cooperate in any effort or
                  attempt to make, implement or accept an Acquisition Proposal.

Notwithstanding the foregoing, FNH may, in response to an unsolicited written Acquisition Proposal, which proposal (insofar as it relates to the consideration to be paid to FNH or its stockholders) is not subject to a financing condition, furnish (subject to a confidentiality agreement reasonably acceptable to FNH) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") or negotiate with such Potential Acquirer if (i) Promistar shall have been given not less than five business days' advance written notice of FNH's intention to do so, (ii) the board of directors of FNH is advised by its independent financial advisors that providing confidential or non-public information to the Potential Acquirer is likely to lead to an acquisition transaction on terms that would yield a materially higher value to FNH's stockholders, than the Merger and (iii) based upon advice of its independent legal counsel, its board of directors determines in good faith that the failure to provide such confidential or non-public information to such Potential Acquirer would constitute a breach of its fiduciary duty to FNH and its stockholders. In the event FNH hereto shall determine to provide any information or negotiate as described above, or shall receive any offer of the type referred to above, it shall promptly inform Promistar that information is to be provided, that negotiations are to take place or that an offer has been received and shall furnish Promistar hereto the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof, FNH may enter into a definitive agreement for an acquisition transaction which meets the requirements set forth above with a Potential Acquirer with which it is permitted to negotiate pursuant to this Section 4.04(f) only if (i) the board of directors of FNH shall have duly determined that such acquisition transaction would yield a materially higher value to FNH's stockholders than the Merger and that the execution of such definitive agreement is in the best interests of FNH's stockholders, (ii) at least ten business days prior to the execution of such definitive agreement, FNH shall have furnished Promistar with a copy of such definitive agreement and (iii) Promistar shall have failed within such ten business day period to offer to amend the terms of this Reorganization Agreement in order that the Merger would yield a value to FNH's stockholders at least equal to the acquisition transaction. In making the determination required by clause (i) above, the board of directors shall consider all relevant considerations and factors, including, without limitation, the form and value of the consideration, the extent to which the economic benefits of the acquisition transaction differ from the economic benefits contemplated by this Reorganization Agreement, the likelihood that the Potential Acquirer will be able to obtain financing to consummate the acquisition transaction, the proposed closing date, the certainty of consummation, antitrust issues and closing conditions.


                           (g)      Indemnification.

                                    (i) FNH will  indemnify  and  hold  harmless
                  Promistar and each Person, if any, who controls Promistar within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Promistar or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
                  (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission was provided by FNH or any of its Subsidiaries to Promistar or (B) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any FNH shareholder to the extent that any such statement or omission was provided by FNH or any of its Subsidiaries to Promistar, and FNH will reimburse Promistar and each such controlling Person for any legal or other expenses reasonably incurred by Promistar or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FNH will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by the other Parties specifically for use therein. This indemnity agreement will be in addition to any liability which FNH may otherwise have.

                                    (ii)   Promptly    after   receipt   by   an
                  indemnified party under this Section 4.04(g) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.04(g), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.04(g). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
                  Section 4.04(g) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                                    (iii) If recovery is not available under the
                  foregoing indemnification provisions of this Section 4.04(g) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FNH and Promistar agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocations.

                           (h)      Deposits.  FNH  shall  offer  rates  on  all
deposits which are in accordance with present institutional guidelines and which are priced within local competitor offerings. Further, FNH shall not accept any broker or out of area deposits and shall price all "jumbo deposits" in accordance with existing practice. Such jumbo deposits shall be offered only to local retail, public or corporate accounts.

                           (i)      Furnishing Information.  FNH and each of its
Subsidiaries shall cooperate with Promistar in furnishing such information concerning the business of FNH and each of its Subsidiaries as is reasonably necessary or requested in order to prepare and file the Registration Statement and Proxy Statement/Prospectus to be used in connection with the meeting of the stockholders of as provided in Section 3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals.

                           (j)      Certain Tax Matters.

                                    (i)  Tax Returns  and  Payment  of Taxes for
                  Periods Through the Closing Date. FNH shall include its income on its federal income tax return for all periods up to and including the Closing Date and will pay any tax due thereon. FNH also shall pay its state or local income tax for all taxable periods up to and including the Closing Date. The income of FNH shall be apportioned for the period up to and including the Closing Date and the period after the Closing Date by closing the books of FNH as of the close of business on the Closing Date.

                                    (ii)  Carrybacks.  If is  required  to carry
                  back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date to a tax return of FNH for any taxable period ending on or before the Closing Date, Promistar will be entitled to any refund or credit of taxes realized as a result thereof.

                           (k)      Stock Options and Stock Appreciation Rights.
FNH shall cause all stock options and/or stock appreciation rights to fully vest upon the execution of this Reorganization Agreement to the extent not previously vested and shall permit the holders thereof to exercise such options and stock appreciation rights immediately prior to the Effective Time such that the market price of FNH Common Stock at such exercise will be equivalent to the closing price of Promistar Common Stock on the Closing Date multiplied by the Exchange Ratio.

                  4.05.    Covenants of Promistar.  Promistar  hereby  covenants
                           ----------------------
and agrees that:

                           (a)      Access  to  Corporate  Records.   Until  the
Closing Date, Promistar shall give FNH and its representatives full access during normal business hours to all its property, documents, contracts and records and such information with respect to its business affairs and properties (in each case including those of its Subsidiaries) as FNH from time to time may reasonably request; provided, however, that Promistar shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this Section 4.05(a) shall be and remain subject to the confidentiality provisions of Section 2.09 of this Reorganization Agreement.

                           (b)      Financial  Statements.   Promistar     shall
promptly provide FNH with copies of its annual and quarterly financial statements, as included in its reports on Form 10-K or 10-Q, respectively, as filed with the SEC pursuant to the requirements of the Exchange Act, for the periods ending between the date of this Reorganization Agreement and the Effective Time. Until the Closing Date, Promistar will provide copies of any reports it files with the SEC under the Exchange Act to FNH on a prompt and timely basis.

                           (c)      Consents and Approvals.  Promistar shall use
its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

                           (d)      Notice  of  Changes.   Until  the  Effective
Time, Promistar shall give FNH prompt written notice of any material change or inaccuracies in any data previously given or made available to FNH pursuant to this Reorganization Agreement.

                           (e)      Furnishing  Information.   Promistar   shall
cooperate with FNH in furnishing such information concerning the business of Promistar as is reasonably necessary or requested in order to prepare and file the Registration Statement and Proxy Statement/Prospectus to be used in connection with the meetings of the shareholders of FNH as provided in Section
3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals. Promistar shall provide to FNH and their respective counsel a copy of the Registration Statement and each application for regulatory or governmental approval, including all amendments to such documents, in draft form prior to filing and provide FNH and its counsel reasonable opportunity to comment upon such. Promistar shall provide FNH and its counsel, as soon as practicable after the date of filing, a copy of the Registration Statement and each application for governmental or regulatory approval. Promistar shall provide to FNH and their respective counsel a copy of all correspondence to and from the various regulatory agencies with respect to the Registration Statement and the regulatory applications.

                           (f)      Liability  Insurance   for   Officers    and
                  Directors.

                                    (i) After the Effective Time until the sixth
                  (6th) anniversary of the Effective Time, Promistar, as successor to FNH, shall indemnify and hold harmless any former directors, officers, employees or agents of FNH or any of its Subsidiaries who have rights to indemnification under the articles of incorporation and bylaws of FNH from and against any and all claims, losses, liabilities or damages arising out of or in connection with any of their activities in such capacities or on behalf of, or at the request of FNH, prior to the Effective Time ("Claims") in accordance with and to the extent required under the articles of incorporation and bylaws of FNH. This section shall not be construed to increase, in any manner, any liabilities or obligations Promistar would otherwise have as the successor by merger to FNH.

                                    (ii)   In  the   event   Promistar   or  its
                  successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, Promistar will use reasonable efforts so that the successors and assigns of Promistar shall assume the obligations set forth in this
                  Section 4.05(f).

                           (g)      Indemnification.

                                    (i)  Promistar   will   indemnify  and  hold
                  harmless FNH and each Person, if any, who controls FNH within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Promistar or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission relates to Promistar or (B) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any shareholder to the extent that any such statement or omission relates to Promistar, and will reimburse and each such controlling Person for any legal or other expenses reasonably incurred by or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Promistar will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by FNH specifically for use therein. This indemnity agreement will be in addition to any liability which Promistar may otherwise have.

                                    (ii)   Promptly    after   receipt   by   an
                  indemnified party under this Section 4.05(g) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.05(g), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.05(g). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
                  Section 4.05(g) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                                    (iii) If recovery is not available under the
                  foregoing indemnification provisions of this Section 4.05(g) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FNH and Promistar agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocations.

                                    (h)     Employee Matters.

                                    (i)  Any  full-time  employee  of FNH  whose
                  employment with FNH or any of its Subsidiaries is terminated, other than for cause, by Promistar within six months after the Effective Time, and not offered a comparable job with Promistar or an affiliate of Promistar, will be paid severance pay equal to one week's W-2 compensation multiplied by each year of service with FNH or any of its Subsidiaries not exceeding twenty-six weeks' salary. Notwithstanding the preceding sentence, if the former FNH employee so terminated was a Vice President with FNH immediately prior to the Effective Time, such employee will be paid severance pay equal such employee's W-2 compensation for the 2000 calendar year.

                  For purposes of this section, a job shall not be considered comparable if it requires the employee to work less than 30 hours per week or is at a location more than 30 miles from FNH's main office.

                                    (ii)  All  employees  of  FNH  or any of its
                  Subsidiaries immediately prior to the Effective Time who are employed by Promistar following the Effective Time ("Transferred Employees") will be entitled to participate in Promistar's employee benefit plans as to which they are eligible without fulfilling any vesting requirement and shall be entitled to credit for their length of service, compensation, job classification or position with FNH or any of its Subsidiaries, to the extent permissible under all applicable laws and regulations and the terms and benefits of Promistar's current benefit plans or those of its Affiliates, as amended to the extent necessary pursuant to the terms of this section. Promistar agrees that any preexisting condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by FNH on the date of the Merger and then change coverage to Promistar's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in Promistar's health plans. Except with respect to any defined benefit pension plan sponsored by Promistar or an Affiliate of Promistar, a Transferred Employee's service with FNH or any of its Subsidiaries shall be recognized as service with Promistar for purposes of eligibility, participation, vesting, and benefit accruals, subject to applicable break-in-service rules and to the extent permissible under all applicable laws and regulations and the terms and benefits of Promistar's current benefit plans or those of its Affiliates, as amended to the extent necessary pursuant to the terms of this section. With respect to any defined benefit pension plans sponsored by Promistar or an Affiliate of Promistar, a Transferred Employee's service with FNH or any of its Subsidiaries shall be recognized as service with Promistar for purposes of eligibility, participation, vesting, benefit accruals, subject to the extent permissible under all applicable laws and regulations and the terms and benefits of Promistar's current benefit plans or those of its Affiliates, as amended to the extent necessary pursuant to the terms of this section.

                           Nothing  contained in this Section shall be deemed to
be a contract for employment nor a guaranty or right to employment with Promistar or its Affiliates for any Person, nor shall anything contained in this Section constitute an agreement by Promistar or its Affiliates not to revise, amend, revoke, or terminate any employee benefit plan or arrangement that it may in the future make available to its employees, including Transferred Employees.

                           Notwithstanding  anything  contained  herein  to  the
contrary, the obligations of Promistar contained in this Section shall survive the Closing.

                           (i)      Registration Statement.   Promistar    shall
prepare, and shall file with the SEC, and shall use its best efforts to cause to become effective, the Registration Statement covering the shares of Promistar Common Stock to be delivered pursuant to this Reorganization Agreement and shall use its best efforts to register or qualify such securities, if required, under applicable state securities laws. If any material change occurs in the facts set forth in the Registration Statement, Promistar shall promptly notify FNH in writing of such change (other than with respect to information supplied by FNH for inclusion therein) and shall prepare, in accordance with the requirements of the Securities Act of 1933, as amended, and file amendments to the Registration Statement that may be appropriate or required.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

                  5.01.  Conditions  Precedent to the  Obligations of Promistar.
                         ------------------------------------------------------
The obligations of Promistar to consummate the transactions contemplated by this Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Promistar to the extent permitted by law:

                           (a)      Performance  of  Covenants.   Each  of   the
covenants to be performed by FNH hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of FNH shall each have executed and delivered to Promistar a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

                           (b)      Representations   True   at  Closing.    The
representations and warranties made by FNH herein and in any certificate provided to Promistar hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), and the President and Secretary of FNH shall each have executed and delivered to Promistar a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

                           (c)      Certified Resolutions.   FNH  and   the Bank
shall each have furnished Promistar with a certified copy of resolutions duly adopted by each of its Board of Directors with approval (by at least 80% of all members of the entire board) authorizing and approving this Reorganization Agreement and the transactions contemplated hereby and by the shareholders of the Bank approving this Reorganization Agreement and the transactions contemplated thereby.

                           (d)      Shareholder Approval.   This  Reorganization
Agreement shall have been approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of FNH Common Stock, and FNH shall have furnished Promistar with a certified copy of resolutions duly adopted by its shareholders authorizing and approving this Reorganization Agreement and the transactions contemplated hereby.

                           (e)      Government  Approvals  and  Other  Consents.
Promistar  and FNH and  their  Subsidiaries  shall  have  received  in form  and substance satisfactory to Promistar all necessary federal and state Regulatory Approvals, shareholder or other consents necessary to permit consummation of the Merger and the Bank Merger transactions contemplated hereby and all applicable waiting periods required by law shall have expired or elapsed. No such approvals and consents shall require Promistar or such Subsidiary to enter into any agreement or stipulation that is inconsistent with prior Federal Reserve, Comptroller, FDIC or Department of Banking practice or procedure and Pennsylvania law and all applicable waiting periods required by law shall have expired or elapsed.

                           (f)      No  Injunction.    No  action,   proceeding,
regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Reorganization Agreement, the consummation of the transactions contemplated hereby or the Merger, which, in the good faith judgment of Promistar, would make it inadvisable to consummate such transactions.

                           (g)      No  Material  Misstatements  or   Omissions.
Subject to the cure provisions of Section 2.06(b), Promistar shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to Promistar hereunder, or in the information to be furnished by FNH or any of its Subsidiaries and contained in the Registration Statement.

                           (h)      Changes  in Financial Condition.  Since  the
date of this Reorganization Agreement, there shall not have occurred any material adverse change in the business, financial condition, or results of operation of FNH on a consolidated basis, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally.

                           (i)      Registration  Statement.   The  Registration
Statement covering the shares of Promistar Common Stock to be issued to the shareholders of FNH under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

                           (j)      Opinion of Counsel.  An  opinion of Buchanan
Ingersoll, P.C. counsel for FNH shall have been delivered to Promistar, dated the Closing Date, and in form and substance satisfactory to Promistar and its counsel but continuing customary qualifications and limitations, substantially to the effect that:

                                    (i)  FNH is a  corporation  duly  organized,
                  validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as described in the Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of FNH consists of 1,000,000 shares of common stock having no par value per share, of which, according to the records of FNH, 149,753 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of FNH Common Stock are validly issued, fully paid and nonassessable. Except as disclosed on Schedule 4.01(a), to the knowledge of such counsel, there is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating FNH to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation.

                                    (ii)   The  Bank  is  a   national   banking
                  association duly organized and validly existing under the National Bank Act. The Bank has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The Bank's deposits are insured by the Bank Insurance Fund of the FDIC. The authorized capital stock of the Bank consists of 45,000 shares of common stock having a par value of $10.00 per share, of which, according to the records of the Bank, all such shares are issued and outstanding as of the date hereof and are owned of record and beneficially by FNH. To the knowledge of such counsel, no shares are held in the treasury of the Bank. All issued and outstanding shares of the common stock of the Bank are validly issued, fully paid and nonassessable. To the knowledge of such counsel, there is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating the Bank to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation. To the knowledge of such counsel, FNH owns all of the issued and outstanding common stock of the Bank.

                                    (iii)  Organization  and  Capitalization  of
                  Other Subsidiaries. Towne & Country is a mortgage company validly existing under the laws of the Commonwealth of Pennsylvania. Towne & Country has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Towne & Country consists of 1,000 shares of common stock with no par value per share. All issued and outstanding shares of Towne & Country common stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by the Bank.

                                    First  Insurance  is  a  limited   liability
                  company validly existing under the laws of the Commonwealth of Pennsylvania. First Insurance has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. All issued and outstanding membership interests of First Insurance are validly issued, fully paid and nonassessable. Fifty-one percent (51%) of the membership interests of First Insurance are owned of record and beneficially by the Bank, twenty-four and one half percent (24.5%) of the membership interests of First Insurance are owned of record and beneficially by Robert F. Rupp and twenty-four and one half percent (24.5%) of the membership interests of First Insurance are owned of record and beneficially by Joseph R. Fiore. To the knowledge of such counsel, there are no other issued and outstanding membership interests of First Insurance.

                                    (iv) This Reorganization Agreement has been,
                  and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by FNH, and constitute and will constitute the valid and binding obligations of FNH and are and will be enforceable in accordance with their respective terms, except as limited by, among other things, (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions,
                  (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (v)  Neither  the  execution,  delivery  and
                  performance of this Reorganization Agreement by FNH, nor the consummation of the transactions contemplated hereby, nor compliance by FNH with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FNH or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of FNH or the Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation known to such counsel to which FNH or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, etc. which would not, in the aggregate, have a material adverse effect on FNH's business or financial condition on a consolidated basis, or (ii) to its knowledge, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

                                    (vi) FNH has obtained all necessary  federal
                  and state governmental and Regulatory Approvals in order to consummate the Merger.

                           In  expressing  such  opinion, counsel  may  rely  on
certificates of officers and other representatives of FNH as to matters of fact and certificates of public officials as to matters within their jurisdiction. Such opinion shall be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991).

                           (k)      Expenses.  FNH  shall  have paid all out-of-
pocket expenses and disbursements, including legal, accounting and investment banking fees incurred by FNH in connection with the Transactions, except for reasonable out-of-pocket expenses actually incurred that the parties acknowledge have not been billed on or before the Closing Date; and the President and Secretary of FNH shall each have executed and delivered to Promistar a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

                           (l)      Tax Opinion.  Promistar shall have  received
an opinion of Kirkpatrick & Lockhart LLP, in form and substance reasonably satisfactory to Promistar, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that accordingly no gain or loss will be recognized by Promistar or FNH as a result of the Merger; and (ii) no gain or loss will be recognized by FNH's shareholders as a result of the receipt of Promistar Common Stock in the Merger. In rendering such opinion, Kirkpatrick & Lockhart may require and rely upon representations contained in certificates of officers of Promistar, FNH, and others.

                           (m)      Affiliates Agreements.  Promistar shall have
received a duly executed Affiliates' Agreement from each director and officer of FNH in the form of Exhibit B attached hereto.

                           (n)      Fairness Opinion.  FNH  shall  have received
an opinion from Berwind Financial, L.P. dated within five days of the date of the Proxy Statement/Prospectus that Exchange Ratio is fair from a financial point of view to the shareholders of FNH.

                           (o)      Lauffer Agreement.  James  R.  Lauffer ("Mr.
Lauffer") and Promistar shall have entered into an agreement which terminates certain prior agreements between Mr. Lauffer and FNH and/or its Subsidiaries and provides certain benefits to Mr. Lauffer in a form consistent with the understanding of the parties on the date hereof.

                           (p)      Termination  of  FNH  Corporation   Employee
Stock Ownership Plan. FNH shall have taken all necessary action to cause the termination of the FNH Corporation Employee Stock Ownership Plan effective as of the Effective Time.

                           5.02.  Conditions  Precedent  to  the  Obligations of
                                  ----------------------------------------------
FNH. The obligations of FNH to consummate the transactions  contemplated by this
---
Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by FNH to the extent permitted by law:

                           (a)      Performance  of  Covenants.   Each   of  the
covenants to be performed by Promistar hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of Promistar shall each have executed and delivered to FNH a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

                           (b)      Representations   True   at  Closing.    The
representations and warranties made by Promistar herein and in any certificate provided by Promistar hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), and the President and Secretary of Promistar shall each have executed and delivered to FNH a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

                           (c)      Certified   Resolutions.    Promistar    and
Promistar Bank shall each have furnished FNH with a certified copy of resolutions duly adopted by the Board of Directors of Promistar and Promistar Bank authorizing this Reorganization Agreement and the transactions contemplated hereby and by the shareholder of Promistar Bank approving this Reorganization Agreement and the transactions contemplated hereby.

                           (d)      Shareholder  Approval.  This  Reorganization
Agreement shall have been approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of FNH Common Stock.

                           (e)      Government  Approvals  and  Other  Consents.
Promistar and FNH and their Subsidiaries shall have received in form and substance satisfactory to Promistar all necessary federal and state governmental and Regulatory Approvals, shareholder approvals and other consents necessary to permit consummation of the Merger and the Bank Merger transactions contemplated hereby, and all applicable waiting periods required by law shall have expired or elapsed. No such approvals and consents shall require FNH or its Subsidiaries to enter into any agreement or stipulation that is inconsistent with prior Federal Reserve, Comptroller, FDIC, Department of Banking practice or procedure, or Pennsylvania law.

                           (f)      No  Injunction.    No   action,  proceeding,
regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Reorganization Agreement, the consummation of the transactions contemplated hereby or the Merger, which, in the good faith judgment of FNH, would make it inadvisable to consummate such transactions.

                           (g)      No  Material  Misstatements  or   Omissions.
Subject to the cure provisions of Section 2.06(b), FNH shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to hereunder, or in the information to be furnished by Promistar or its Subsidiaries and contained in the Registration Statement.

                           (h)      Changes in Financial Condition.   Since  the
date of this Reorganization Agreement, there shall not have occurred any material adverse change in the business financial condition, or results of operation of Promistar on a consolidated basis, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally.

                           (i)      Registration  Statement.   The  Registration
Statement covering the shares of Promistar Common Stock to be issued to the shareholders of FNH under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

                           (j)      Opinion  of  Promistar  and  Counsel.     An
opinion of Kirkpatrick & Lockhart LLP, counsel for Promistar, shall have been delivered to FNH, dated the Closing Date, and in form and substance satisfactory to and its counsel but continuing customary qualifications and limitations, substantially to the effect that:

                                    (i)   Promistar   is  a   corporation   duly
                  organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as described in the Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of Promistar consists of 25,000,000 shares of common stock having a par value of $5.00 per share, of which, according to the records of the transfer agent of Promistar, 14,953,921 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, no par value, none of which, according to the records of the transfer agent of Promistar, are issued and outstanding as of the date hereof. All issued and outstanding shares of Promistar Common Stock are validly issued, fully paid and nonassessable.

                                    (ii)  Promistar  Bank  is a bank  and  trust
                  company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and a member of the Federal Reserve System. Promistar Bank has full power and authority to carry on its business as described in the Proxy Statement/Prospectus and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Promistar Bank consists of 981,864 shares of common stock having a par value of $5.00 per share, according to the records of Promistar Bank. All issued and outstanding shares of Promistar Bank Common Stock are validly issued, fully paid and nonassessable.

                                    (iii)  This  Reorganization   Agreement  has
                  been, and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by Promistar, and constitute and will constitute the valid and binding obligations of Promistar and are and will be enforceable in accordance with their respective terms, except as limited by, among other things, (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions, (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (iv)  Promistar  has obtained all  necessary
                  federal and state governmental and Regulatory Approvals in order to consummate the Merger.

                                    (v) The  Registration  Statement  has become
                  effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

                           In  expressing  such  opinion,  counsel  may  rely on
certificates of officers and other representatives of Promistar as to matters of fact and certificates of public officials as to matters within their jurisdiction. Such opinion shall be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991).

                           (k)      Fairness Opinion.  FNH  shall  have received
an opinion from Berwind Financial, L.P. dated within five (5) days of the date of the Proxy Statement/Prospectus that the Exchange Ratio is fair from a financial point of view to the shareholders of FNH.

                           (l)      Lauffer Agreement. Mr. Lauffer and Promistar
shall have entered into an agreement which terminates certain prior agreements between Mr. Lauffer and FNH and/or its Subsidiaries and provides certain benefits to Mr. Lauffer in a form consistent with the understanding of the parties on the date hereof.

                  5.03.  Waivers.  A  condition  precedent  as set forth in this
                         -------
Article V shall be deemed to be satisfied if it has been materially and reasonably satisfied, and no Party shall fail to consummate the transactions described herein by reason of a breach of any covenant or the failure to satisfy a condition precedent unless such breach or failure is material to such transactions as a whole. Any condition waived in writing by the Party entitled to the benefit thereof shall thereafter cease to be a condition precedent for purposes of this Article V.

                                   ARTICLE VI
                              BROKERS AND EXPENSES

                  6.01.  Brokers.  Promistar represents and warrants to FNH that
                         -------
no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby other than Keefe, Bruyette & Woods, Inc. FNH represents and warrants to Promistar that no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby other than Berwind Financial, L.P. Each Party shall be indemnified and held harmless by the other from any claim, suit, loss or expense resulting from a breach of the other party's foregoing representation and warranty.

                  6.02.   Expenses.   Except  as  otherwise   provided  in  this
                          --------
Reorganization Agreement, all expenses incurred by each Party in connection with or related to the authorization, preparation and execution of this Reorganization Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such Party, shall be borne solely and entirely by the Party which has incurred the same.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.01.   Further Assurances.
                          ------------------

                          (a)      From  time  to time  as and when requested by
Promistar or Promistar Bank, or their respective successors or assigns, FNH, or the officers and directors of FNH last in office prior to consummation of the Merger, shall execute and deliver such agreements, documents and other instruments necessary to permit the Bank Merger to take place, subject to the completion of the Merger; (b) such further agreements, documents, deeds and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FNH, as shall be necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Reorganization Agreement.

                  7.02   Survival of Representations, Warranties  and Covenants.
                         ------------------------------------------------------
All representations, warranties and covenants in this Reorganization Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished on, the Closing Date, other than covenants that by their terms are to survive or be performed after the Closing Date.

                  7.03   Notices.  All  notices, requests,  demands,  and  other
                         -------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by first-class registered or certified mail, postage prepaid, with return receipt requested, as follows:

                           (a)     If to FNH, to:

                                   James R. Lauffer
                                   Chairman, President & Chief Executive Officer FNH Corporation
                                   98 Wendel Road
                                   Irwin, PA  15642
                                   (724) 864-7776

                                   with a copy to:

                                   Richard D. Rose, Esquire
                                   Buchanan Ingersoll , P.C.
                                   301 Grant Street
                                   Pittsburgh, PA 15219
                                   (412) 562-8425

                           (b)     If to Promistar:

                                   John H. Anderson
                                   Chairman and Chief Executive Officer

                                   Promistar Financial Corporation
                                   551 Main Street
                                   Johnstown, PA  15901
                                   (814) 532-3801

                                   with a copy to:

                                   Kristen Larkin Stewart, Esquire
                                   Kirkpatrick & Lockhart LLP
                                   Henry W. Oliver Building
                                   535 Smithfield Street
                                   Pittsburgh, PA  15222
                                   (412) 355-8975

or to such other address as any such Person may designate in writing to the other Parties at the addresses listed above, in accordance with this Section.

                  7.04.    Binding Effect.  This  Reorganization Agreement shall
                           --------------
be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Reorganization Agreement may not be assigned by any Party without the express written consent of the other Parties.

                  7.05.    Headings.  The Article, Section, paragraph  and other
                           --------
headings in this Reorganization Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Reorganization Agreement.

                  7.06.    Counterparts.  This  Reorganization  Agreement may be
                           ------------
executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7.07.    Integration;  No  Third-Party   Beneficiaries.   This
                           ---------------------------------------------
Reorganization Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the Parties hereto with respect to the subject matter hereunder. This Reorganization Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Sections 4.04(g) and 4.05(f).

                  7.08.   Severability.  If any term or other provision  of this
                          ------------
Reorganization Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Reorganization Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Reorganization Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  7.09.  Amendments.   This  Reorganization   Agreement  may  be
                         ----------
changed, waived, discharged or terminated only by an instrument in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Sections 4.04(g) and 4.05(f). Any of the terms or conditions of this Reorganization Agreement may be waived at any time by the Party which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time before or after the vote of the shareholders of FNH and Promistar on this Reorganization Agreement to the extent permitted by law by agreement in writing, executed in the same manner as this Reorganization Agreement after authorization to do so by the Board of Directors of each Party; provided, however, that such action shall be taken only if, in the judgment of the Boards of Directors of each Party taking the action, such waiver or such amendment or modification will not have a material adverse effect on the benefits intended under this Reorganization Agreement to such Party and its shareholders following approval of this Reorganization Agreement by the shareholders of FNH, unless this Reorganization Agreement, as modified, is resubmitted to the shareholders of FNH and Promistar for their approval.

                  7.10.  Governing Law.  This Reorganization  Agreement shall be
                         -------------
governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and, where the context so requires, under applicable federal law.

                  7.11.  Incorporation  by  Reference.  Any and  all  schedules,
                         ----------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Reorganization Agreement.

                  IN WITNESS HEREOF, each Party hereto has caused this Reorganization Agreement to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first above set forth.


ATTEST:                                      FNH Corporation


/s/ V. David Lavella                        /s/ James R. Lauffer
--------------------------                  ------------------------------------
V. David Lavella                            James R. Lauffer
Secretary                                   Chairman, President and
                                            Chief Executive Officer

(Corporate Seal)


ATTEST:                                     Promistar Financial Corporation


/s/ Jeffrey S. Hunt                         /s/ John H. Anderson
--------------------------                  ------------------------------------
Jeffrey S. Hunt                             John H. Anderson
Secretary                                   Chairman and Chief Executive Officer

(Corporate Seal)

                                    EXHIBIT A

                                   INDEX GROUP

           Selected from Commercial Banks with Assets between $1 - $5B

                      Headquartered in PA, NY, OH, MD & WV


                                                                        Market
                                                                      Weighting
Ticker          Company                                       St          (%)
===============================================================================

1.     UBSI     United Bankshares, Inc.                       WV         16.6
2.     STBA     S&T Bancorp, Inc.                             PA         11.1
3.     FCF      First Commonwealth Financial Corporation      PA         10.5
4.     FBAN     F.N.B. Corporation                            PA          9.0
5.     NPBC     National Penn Bancshares, Inc.                PA          8.1
6.     WSBC     WesBanco, Inc.                                WV          7.3
7.     NBTB     NBT Bancorp Inc.                              NY          7.1
8.     HNBC     Harleysville National Corporation             PA          6.1
9.     FMBN     F&M Bancorp                                   MD          4.8
10.    OMEF     Omega Financial Corporation                   PA          4.1
11.    SLFI     Sterling Financial Corporation                PA          4.0
12.    CBU      Community Bank System, Inc.                   NY          3.4
13.    FISI     Financial Institutions, Inc.                  NY          2.9
14.    CTY      Community Banks, Inc.                         PA          2.6
15.    SECD     Second Bancorp, Incorporated                  OH          2.5